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                                                                   EXHIBIT 5.1

                    [SMITH, GAMBRELL & RUSSELL LETTERHEAD]

                                October 15, 1996


Board of Directors
Merit Holding Corporation
5100 LaVista Road
Tucker, Georgia 30085

                     RE:    Merit Holding Corporation
                            Registration Statement on Form S-3
                            1,278,092 Shares of Common Stock

Gentlemen:

       We have acted as counsel for Merit Holding Corporation (the "Company") in connection with the proposed public offering by certain shareholders of the Company of shares of the Company's $2.50 par value Common Stock (the "Common Stock") covered by the above-described Registration Statement.

       In connection therewith, we have examined the following:

       (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

       (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

       (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

       (4) A Certificate of Existence with respect to the Company, issued by the Secretary of State of the State of Georgia; and

       (5) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

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Board of Directors
Merit Holding Corporation
October 15, 1996
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       Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

       (A) The Company was duly organized as a corporation and is existing and in good standing under the laws of the State of Georgia.

       (B) The 1,278,092 shares of Common Stock covered by the Registration Statement have been legally authorized by the Company and when sold in accordance with the terms described in said
              Registration Statement, will be validly issued, fully paid and nonassessable.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Sincerely,

                                          SMITH, GAMBRELL & RUSSELL


                                          /s/ Robert C. Schwartz
                                          -----------------------------
                                          Robert C. Schwartz


RCS/dkaw